                                 EXHIBIT 10.31


   Amended and restated Loan Agreement, dated as of July 24, 1996, among the
              Company, its subsidiaries and Texas Commerce Bank.

                      AMENDED AND RESTATED LOAN AGREEMENT


  THIS AMENDED AND RESTATED LOAN AGREEMENT (hereinafter referred to as this "Agreement") is executed as of July 24, 1996, among DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation (hereinafter referred to as "Borrower"), DHS MANAGEMENT SERVICES, INC., a Texas corporation, MOBILE DIAGNOSTIC SYSTEMS, INC., a Texas corporation, ALPHA SCANNING SERVICE, INC., a Louisiana corporation, HEART INSTITUTE OF TULSA, INC., an Oklahoma corporation, SPECIALIZED IMAGING SERVICES INC., an Illinois corporation, MOBILE DIAGNOSTIC IMAGING, INC., a Delaware corporation, ST. LOUIS MOBILE ULTRASOUND, INC., a Delaware corporation, HDI ACQUISITION CORP., a Texas corporation, CARDIO-GRAPHIC CONSULTANTS, INC., a Texas corporation, HEART DIAGNOSTIC INSTITUTES, INC., a Texas corporation, HOMECARE INTERNATIONAL, INC., a Texas corporation, DIAGNOSTIC HEALTH SERVICES DE MEXICO, S.A. de C.V., a corporation incorporated under the laws of the Republic of Mexico, HOMECARE INTERNATIONAL DE MEXICO, S.A. de C.V., a corporation incorporated under the laws of the Republic of Mexico, ADVANCED DIAGNOSTIC IMAGING, INC., a Texas corporation, NEONATAL PEDIATRIC ECHOCARDIOGRAPHY, INC., a Texas corporation, PEDIATRIC ECHOCARDIOGRAPHIC DIAGNOSTIC IMAGING, INC., a Texas corporation, and CARDIAC CONCEPTS, INC., a Texas corporation (hereinafter collectively referred to, together with any other corporations or other entities that pursuant to Section11(q) shall become a "Guarantor" hereunder, as "Guarantors," and singularly as a "Guarantor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (hereinafter sometimes referred to as "Bank").

                             W I T N E S S E T H:

  WHEREAS, Borrower, Guarantors and Bank entered into that certain Loan Agreement dated July 31, 1995, as amended by that certain First Amendment to Loan Agreement dated December 7, 1995, and that certain Second Amendment to Loan Agreement dated April 19, 1996 (the "Prior Agreement");

  WHEREAS, Borrower, Guarantors and Bank desire to extinguish the commitment of Bank under the Prior Agreement; and

  WHEREAS, Borrower has requested that Bank provide Borrower with a multiple draw term loan facility in the principal amount of up to $17,500,000 and a revolving credit facility in the principal amount of up to $2,500,000, and Bank is willing to make such facilities available to Borrower on the terms and conditions set forth below.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

       1. Definitions. When used herein the terms "Agreement," "Borrower," "Bank" and "Guarantors" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:


               Accounts -  All present and future accounts, accounts
               --------
     receivable and other rights of Borrower and Guarantors to payment for the sale or lease of goods or the rendition of services (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising.

               Acquired Company - As of any date of calculation of EBITDA, a
               ----------------
     Subsidiary acquired by Borrower or another Subsidiary, or a Person all or substantially all of the assets of which have been acquired by Borrower or another Subsidiary, in either case after the date hereof, and in each case having an Initial Report Date on or after the last day of the twelfth (12) calendar month prior to such date of calculation of EBITDA.

               Acquired EBITDA - For each Acquired Company, either of the
               ---------------
     following as approved in writing by Bank in its sole discretion: (a) (i) GAAP EBITDA for such Acquired Company for the twelve (12) month period ended on the date of calculation, or (ii) GAAP EBITDA for such Acquired Company for some other twelve (12) month period as may be acceptable to Bank in its sole discretion; in each case calculated as of the Initial Report Date for such Acquired Company, multiplied by (b) the EBITDA Factor
                                            -------------
     for such Acquired Company.

               Acquisition - The acquisition by Borrower or any Guarantor of the
               -----------
     stock of, any other equity security or other interest in, or, in a transaction outside the ordinary course of business, the assets of, any other Person.

               Advance or Advances - A loan or loans under the Advance Term Loan
               -------------------
     or the Revolving Loan.

               Advance Maturity Date - June 30, 2001.
               ---------------------

               Advance Term Loan - The multiple advance term loan made under the
               -----------------
     Advance Term Loan Commitment pursuant to Section 2(a).

               Advance Term Loan Commitment - The commitment contained in
               ----------------------------
     Section 2(a) of this Agreement.

               Advance Term Note - That certain $17,500,000 multiple advance
               -----------------
     term note described in Section 3(a).



AMENDED AND RESTATED LOAN AGREEMENT - Page 2

               Borrowing Base - The aggregate value of seventy-five percent
               --------------
     (75%) of Eligible Accounts.

               Borrowing Base Certificate - A certificate the form of which is
               --------------------------
     set forth as Exhibit "F" hereto to be delivered to Bank by Borrower at the times and on the dates specified herein, showing the Borrowing Base applicable and in effect as of the date of such Borrowing Base Certificate.

               Borrowing Date - The date, which shall be a Business Day, elected
               --------------
     by Borrower pursuant to Section 2(c) for an Advance on the Advance Term Loan or the Revolving Loan.

               Business Day - The normal banking hours during any day (other
               ------------
     than Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

               Change of Control - If either of Max W. Batzer or Brad A. Hummel
               -----------------
     (and any trust controlled by such individual as sole trustee and for his benefit and/or the benefit of his immediate family members) (i) owns outstanding capital stock of Borrower in an aggregate amount equal to or less than fifty percent (50%) of the shares of Borrower's capital stock owned by him on June 13, 1996, or (ii) transfers any stock options exercisable for shares of Borrower's capital stock (except any deemed transfer resulting from the exercise, expiration or surrender thereof), unless in either case the transaction giving rise to such sale or transfer results in the payment in full of the Advance Term Loan.

               Change of Management - If (i) Max Batzer ever ceases to be the
               --------------------
     Chairman or Chief Executive Officer of Borrower, or (ii) Brad Hummel ever ceases to be the President and Chief Operating Officer of Borrower.

               Current Assets - The total amount of Borrower's consolidated
               --------------
     current assets, determined in accordance with GAAP.

               Current Liabilities - The total amount of Borrower's consolidated
               -------------------
     current liabilities, determined in accordance with GAAP.

               Current Ratio - The ratio of Current Assets to Current
               -------------
     Liabilities, determined in accordance with GAAP.

               EBITDA - The sum of Borrower's consolidated GAAP EBITDA plus
               ------                                                  ----
     (without duplication) Acquired EBITDA for all Acquired Companies.


AMENDED AND RESTATED LOAN AGREEMENT - Page 3

               EBITDA Factor - For each Acquired Company as of any date of
               -------------
     calculation of EBITDA, the percentage set forth below corresponding to the Initial Report Date for such Acquired Company, relative to such date of calculation of EBITDA:

AMENDED AND RESTATED LOAN AGREEMENT - Page 4

                                  EBITDA
 Initial Report Date              Factor
Same as date of
 calculation of EBITDA            1.00
Last day of first calendar
            -----
 month prior to date of
 calculation of EBITDA            .9167
Last day of second calendar
            ------
 month prior to date of
 calculation of EBITDA            .8333
Last day of third calendar
            -----
 month prior to date of
 calculation of EBITDA            .7500
Last day of fourth calendar
            ------
 month prior to date of
 calculation of EBITDA            .6667
Last day of fifth calendar
            -----
 month prior to date of
 calculation of EBITDA            .5833
Last day of sixth calendar
            -----
 month prior to date of
 calculation of EBITDA            .5000
Last day of seventh calendar
            -------
 month prior to date of
 calculation of EBITDA            .4167
Last day of eighth calendar
            ------
 month prior to date of
 calculation of EBITDA            .3333
Last day of ninth calendar
            -----
 month prior to date of
 calculation of EBITDA            .2500
Last day of tenth calendar
            -----
 month prior to date of
 calculation of EBITDA            .1667
Last day of eleventh calendar
            --------
 month prior to date of


AMENDED AND RESTATED LOAN AGREEMENT - Page 5

                                  EBITDA
 Initial Report Date              Factor
 calculation of EBITDA            .0833
Last day of twelfth calendar
            -------
 month prior to date of
 calculation of EBITDA            .0000


               Eligible Accounts - All Accounts that (i) are not due from a
               -----------------
     Person related to or affiliated with Borrower or any Guarantor; (ii) are not subject to pending disputes or counterclaims, or offset; (iii) are not outstanding for more than ninety (90) days from the date of invoice for such Account; (iv) are not due from an account debtor that is failing, generally, to pay its debts as they become due or that has suffered the termination of its existence or as to which a dissolution or insolvency proceeding is pending or an assignment for the benefit of creditors has been made, or for which a trustee, receiver or conservator has been appointed, for all or any part of the property belonging to said account debtor; (v) are not due from an account debtor that does not reside in or is not subject to process in the United States of America, except to the extent payment of the subject Account(s) is secured by a letter of credit issued by a domestic bank, which letter of credit and bank are acceptable to Bank in all respects; (vi) are subject to a valid, perfected Lien in favor of Bank; and (vii) are not Accounts commonly known as consignment or "bill and hold." In addition, the total balance of any Account that has
                     -- --------
     in excess of twenty percent (20%) of its balance outstanding over ninety
     (90) days from the date of invoice for such account shall not be deemed an Eligible Account; and provided, further, that if any Accounts due from any
                           --------  -------
     single account debtor would exceed ten percent (10%) of Borrower's total aggregate Accounts, then the amount of such Accounts owed by such account debtor constituting such excess shall not be deemed Eligible Accounts.

               Environmental Laws - The Comprehensive Environmental Response,
               ------------------
     Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S) 9601, et seq.,
                                                                       -- ---
     the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. (S) 6901, et seq., the Clean Air
                                                          -- ---
     Act, 42 U.S.C.A.  (S) 1251, et seq., the Toxic Substances Control Act, 15
                                 -- ---
     U.S.C.A. (S) 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.C. (S)
                        -- ---
     2701, et seq., and all other laws, statutes, codes, acts, ordinances,
           -- ---
     orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C. (S) 9601, et seq., as amended, as each
                                                   -- ---
     of the foregoing may be amended from time to time.

AMENDED AND RESTATED LOAN AGREEMENT - Page 6

               Environmental Liability - Any claim, demand, obligation, cause of
               -----------------------
     action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

               Environmental Lien - A Lien in favor of any court, governmental
               ------------------
     agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

               Equipment - All of Borrower's and Guarantors' present and future
               ---------
     (i) equipment and fixtures, including, without limitation, wherever located, machinery, manufacturing, distribution, selling, data processing and office equipment, furniture, furnishings, assembly systems, tools, tooling, molds, dies, appliances and vehicles and any accessories thereto,
     (ii) other tangible personal property (exclusive of Inventory), and (iii) any and all accessories, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

               ERISA - The Employee Retirement Income Security Act of 1974, as
               -----
     amended.

               Eurodollar Business Day - A Business Day on which dealings in
               -----------------------
     U.S. Dollar deposits are carried on in the London interbank market.

               Eurodollar Interest Period - With respect to any Eurodollar Loan
               --------------------------
     (i) initially, the period commencing on the date such Eurodollar Loan is made and ending ninety days thereafter, as specified by Borrower in its applicable Advance Request and (ii) thereafter, each period commencing on the day following the last day of the next preceding Eurodollar Interest Period applicable to such Eurodollar Loan and ending ninety days thereafter, as specified by Borrower in its applicable Advance Request thereafter; provided, however, that (i) if any Eurodollar Interest Period
                 --------  -------
     would otherwise expire on a day which is not a Eurodollar Business Day, then such Eurodollar Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Eurodollar Interest Period into the next calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Eurodollar Business Day, (ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period), then such Eurodollar Interest Period shall end on the last Eurodollar

AMENDED AND RESTATED LOAN AGREEMENT - Page 7

     Business Day of a calendar month, (iii) any Eurodollar Interest Period under the Advance Term Loan which would otherwise expire after the Advance Maturity Date shall end on the Advance Maturity Date, and (iv) any Eurodollar Interest Period under the Revolving Loan which would otherwise expire after the Revolving Maturity Date shall end on the Revolving Maturity Date.

               Eurodollar Loan - Any Loan, or a portion thereof, during any
               ---------------
     period that bears interest at the Eurodollar Rate plus the Eurodollar
                                                       ----
     Margin, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.


               Eurodollar Margin - One and three-quarters percent (1.75%)
               -----------------
     whenever the Funded Debt Ratio is less than 1.0:1.0; two percent (2.0%) whenever the Funded Debt Ratio is equal to or greater than 1.0:1.0, but less than 2.0:1.0; and two and one-half percent (2.5%) whenever the Funded Debt Ratio is 2.0:1.0 or greater.

               Eurodollar Rate - With respect to each Eurodollar Loan a rate per
               ---------------
     annum equal to the following:

                    Interbank Offered Rate
                    -------------------------------------------
                    1.0 - Eurodollar Reserve Requirement

               Eurodollar Reserve Requirement - On any day, that percentage
               ------------------------------
     (expressed as a decimal) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements for Bank (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Bank of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

               Event of Default -  An event constituting an Event of Default as
               ----------------
     defined by and pursuant to Section 13.

               Excess Cash Flow - An amount, for Borrower's immediately
               ----------------
     preceding fiscal year, equal to Borrower's consolidated net income plus:
                                                                        ----
     depreciation, amortization, non-cash taxes and other non-cash charges,

     minus: non-cash gains, scheduled principal payments on Funded Debt
     -----
     (including, without limitation, the principal component of any payments in respect of capital lease obligations), any voluntary prepayments of the Advance Term Loan, interest expense paid in cash and Unleveraged Capital Expenditures (the latter being limited to $1,250,000 for purposes of this definition), with all

AMENDED AND RESTATED LOAN AGREEMENT - Page 8 such amounts being determined on a consolidated basis for Borrower's immediately preceding fiscal year.

               Federal Funds Effective Rate - Federal Funds Effective Rate
               ----------------------------
     means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal fund transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by Bank.


               Fixed Charges - An amount, for the most recently completed twelve
               -------------
     calendar months, determined on a consolidated basis in accordance with GAAP, equal to Borrower's (i) current maturities of long-term indebtedness and current maturities of capitalized lease obligations, in both cases determined as of end of such period plus (ii) (x) if the end of such period
                                         ----
     is on or before December 31, 1996, one-fifth of the outstanding principal balance of the Advance Term Loan as of the end of such period or (y) if the end of such period is after December 31, 1996 but on or before December 31, 1997, one-fifth of the total principal amount of the Advances under the Advance Term Loan made during calendar 1997, and not then repaid, plus
                                                                       ----
     (iii) interest expense (including, without limitation, the interest component of any payments in respect of capital lease obligations) paid or payable in such period, plus (iv) Unleveraged Capital Expenditures paid or
                             ----
     payable in such period, each as determined in accordance with GAAP.

               Fixed Charge Coverage Ratio - As at any date, a ratio equal to
               ---------------------------
     (i) the sum of EBITDA for the period of the twelve calendar months ending on, or most recently ended prior to, such date, less cash taxes paid in
                                                     ----
     such period, divided by (ii) Fixed Charges for such period.
                  ----------

               Funded Debt - For Borrower and Guarantors, the sum (determined on
               -----------
     a consolidated basis without duplication in accordance with GAAP), of the following: (i) obligations created, issued or incurred for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);
     (ii) obligations to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are

AMENDED AND RESTATED LOAN AGREEMENT - Page 9 delivered or the respective services are rendered; (iii) Funded Debt of others secured by a Lien on property of Borrower or any Guarantor, whether or not the respective indebtedness so secured has been assumed;
     (iv) obligations in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of Borrower or a Guarantor; (v) capital lease obligations; and (vi) Funded Debt of others guaranteed by Borrower or a Guarantor.

               Funded Debt Ratio - As of any date, the ratio of (i) Funded Debt
               -----------------
     as of such date to (ii) EBITDA for the period of the twelve calendar months ending on, or most recently ended prior to, such date; provided that solely
                                                            --------
     for purposes of Section 2(a) hereof the Funded Debt Ratio shall be calculated as if the proposed Acquisition then under consideration has been consummated on the date of calculation on the terms proposed by Borrower or the subject Guarantor.

               For purposes of determining the commitment fees earned and payable in accordance with Section 7 and the Eurodollar Margin and the Prime Rate Margin (each a "Margin," and, collectively, the "Margins"), the Funded Debt Ratio is subject to adjustment quarterly (by increase or decrease, as appropriate), effective only as of the first day of the calendar month next following the month in which Borrower delivers a Compliance Certificate (in the form of ExhibitD) contemporaneously with the quarterly financial information delivered to Bank pursuant to Section 11(a)(ii) (each such day, an "Adjustment Date"). (For example, the commitment fee and the Margins shall adjust effective September 1, 1997 based on financial information for the fiscal quarter ending June 30, 1997 delivered to Bank on or about August 14, 1997.) After each adjustment of the commitment fee or the Margins resulting from an adjustment in the Funded Debt Ratio, in accordance herewith, each such commitment fee shall thereafter apply, or each such Margin shall thereafter apply to all Loans then outstanding or made (i.e., with no retroactivity), until the next Adjustment Date that a Compliance Certificate delivered contemporaneously with quarterly financial information required pursuant to Section 11(a)(ii) demonstrates a change in the Funded Debt Ratio such that other commitment fees or Margins apply. Upon request of Bank, Borrower shall demonstrate to the reasonable satisfaction of Bank the numerically required applicable ratio in order to obtain an adjustment to a lower applicable commitment fee or Margin. If Borrower fails to furnish to Bank any Compliance Certificate by the date required by this Agreement, then the maximum commitment fees shall thereafter apply, or the maximum Margins shall thereafter apply to all Loans then outstanding or made (i.e., with no retroactivity), until Borrower furnishes the required Compliance Certificate to Bank.

               For purposes of this Agreement, as of the date hereof, the Prime Rate Margin is one-half of one percent (0.50%) and the Eurodollar Rate Margin is two percent (2.00%) and each will remain such until an adjustment to the Margins is made in accordance with

AMENDED AND RESTATED LOAN AGREEMENT - Page 10 the terms of this Agreement on September 1, 1996, being the first Adjustment Date following execution of this Agreement.

               GAAP - Generally accepted accounting principles, applied on a
               ----
     consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and that are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

               GAAP EBITDA - Borrower's consolidated net income, determined in
               -----------
     accordance with GAAP, before provision for income taxes, interest expense, depreciation and amortization and other non-cash charges to the extent actually deducted in arriving at net income, minus extraordinary income,
                                                  -----
     plus extraordinary losses, minus amounts that would otherwise constitute
     ----                       -----
     GAAP EBITDA in the subject twelve month period which are derived from "equipment placement transactions" and which exceed $500,000 in the aggregate, with all of the foregoing being determined in accordance with GAAP.


     General Intangibles -  All of Borrower's and Guarantors' present and future
     -------------------
choses in action, causes of action and all other intangible personal property of every kind and nature, including, without limitation, corporate, partnership and other business books and records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, registrations, copyrights, licenses, franchises, customer lists, computer programs, software and other computer materials, tax refunds, tax refund claims, rights and claims against charters, carriers, shippers, franchisees, lessors, and lessees, and rights to indemnification, intercompany receivables and any security documents executed in connection therewith, deposit accounts, proceeds of any letters of credit, indemnity, warranty or guaranty payable to Borrower or any Guarantor from time to time with respect to the foregoing or proceeds of any insurance policies on which Borrower or any Guarantor is named as beneficiary, claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to Borrower or any Guarantor, contract rights, customer and supplier contracts, rights in and to all security agreements, security interests or other security held by Borrower or any Guarantor to secure payment of Borrower's or any Guarantors' accounts, all right, title and interest under leases, subleases, and concessions and other agreements relating to real or personal property (including, without limitation, all rents, issues and profits related thereto), rights in and under guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent.


AMENDED AND RESTATED LOAN AGREEMENT - Page 11

     Guaranties - The unlimited guaranties heretofore executed and/or joined in
     ----------
by each of Guarantors for the benefit of Bank.

     Interbank Offered Rate - With respect to each Eurodollar Interest Period,
     ----------------------
the rate of interest per annum at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to Bank (at approximately 10:00 a.m., Dallas, Texas time (or as soon thereafter as practical) two Eurodollar Business Days prior to the first day of each Eurodollar Interest Period) in whatever Eurodollar interbank market may be selected by Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Interest Period relates. Each determination of the Interbank Offered Rate by Bank shall, in the absence of manifest error, be conclusive and binding.

     Interest Payment Date - With respect to any Prime Rate Loan, the last day
     ---------------------
of each Prime Rate Interest Period. With respect to any Eurodollar Loan, the last day of the applicable Eurodollar Interest Period.

     Initial Report Date - With respect to an Acquired Company, either (a) the
     -------------------
last day of the calendar month in which the stock or assets of such Acquired Company are acquired, or (b) the last day of the calendar month immediately preceding the calendar month in which the stock or assets of such Acquired Company are acquired, or (c) if the requisite financial information cannot be determined for the dates or periods set forth in clause (a) or (b) above, then the last day of another preceding calendar month approved in writing by Bank.

(i)  inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract or service or intended for sale or lease, and all goods consigned by Borrower or any Guarantor and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of Borrower's or any Guarantor's business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in Borrower's or any Guarantor's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above, (v) goods in which Borrower or
             -----------         -----
any Guarantor has a joint or other interest to the extent of Borrower's or any Guarantor's interest therein or right of any kind (including, without limitation, goods in which Borrower or any Guarantor has an interest or right as consignee), and (vi) goods that are returned to or repossessed by Borrower; in each case whether in the possession



AMENDED AND RESTATED LOAN AGREEMENT - Page 12 of Borrower or any Guarantor, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents relating to any of the foregoing.

     "Key Man" Policies - A life insurance policy issued on the life of Max W.
     ------------------
Batzer in the amount of not less than $1,000,000, and a life insurance policy issued on the life of Brad A. Hummel in the amount of not less than $1,000,000.

     Lien - Any mortgage, deed of trust, pledge, security interest, assignment,
     ----
encumbrance or lien (statutory or otherwise) of every kind and character.

     Loan Documents - This Agreement, the Notes, the Security Instruments and
     --------------
all other documents executed in connection with the lending, credit and security transactions described in this Agreement.

     Loans - Collectively, the Advance Term Loan and the Revolving Loan.
     -----

     Material Adverse Effect - Any set of circumstances or events that has a
     -----------------------
material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of Borrower and Guarantors, taken as a whole, (ii) the ability of Borrower and Guarantors to carry out their consolidated business as it exists on the date of this Agreement or as proposed at the date of this Agreement to be conducted, (iii) the ability of Borrower to meet its obligations under the Notes, this Agreement or any of the other Loan Documents, in each case on a timely basis, or (iv) the ability of Borrower and Guarantors, taken as a whole, to meet their obligations under this Agreement or any of the other Loan Documents.

     Maximum Rate - At any particular time in question, the maximum rate of
     ------------
interest that under applicable law may then be charged on the Notes. If such maximum rate changes after the date of this Agreement, then the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective date of each change in such maximum rate.

     Notes - Collectively, the Advance Term Note and the Revolving Note,
     -----
together with all renewals, modifications, amendments and extensions thereof or any part thereof.

     Obligations - Any and all obligations of Borrower or any of Guarantors for
     -----------
(i) the payment of money, whether principal, interest, fees, costs or otherwise, and (ii) the performance of agreements, promises, covenants and acts, in both cases arising under or in connection with this Agreement, the Notes, any of the Security Instruments or any of the other Loan Documents.


AMENDED AND RESTATED LOAN AGREEMENT - Page 13

     Permitted Liens - The term Permitted Lien shall mean (i) easements, rights
     ---------------
of way, servitudes, permits, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of Borrower's or Guarantors' assets or properties and that do not, individually or in the aggregate, cause a Material Adverse Effect; (ii) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, contractor's, sub-contractor's, and other Liens (including any financing statements filed in respect thereof) incidental to the construction, maintenance, development, transportation, storage or operation of Borrower's or Guarantors' assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or any Guarantor has set aside on its books adequate reserves in accordance with GAAP); (iii) all contracts, agreements and instruments (but not any contract, agreement or instrument that affirmatively or expressly creates a security interest, except as described in clause (vii) below), and all defects and irregularities and other matters affecting Borrower's or Guarantors' assets and properties which were in existence at the time Borrower's or Guarantors' assets and properties were originally acquired by Borrower or such Guarantor and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's and Guarantors' assets and properties, considered in the aggregate; (iv) liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (v) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed;
(vi) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any of Borrower's or Guarantors' assets and properties in any manner, and all applicable laws, rules, regulations and orders from any governmental authority; (vii) purchase money security interests incurred in the ordinary course of Borrower's or any Guarantor's business in connection with the acquisition of Equipment (provided that the related indebtedness shall be subject to Section 12(f)(iv)) or Inventory; (viii) Liens created by or pursuant to this Agreement or the other Security Instruments; (ix) Liens existing at the date of this Agreement and disclosed to Bank in Borrower's annual audited consolidated financial statements dated December 31, 1995, or otherwise on Schedule 9(j) attached hereto; and (x) any and all renewals and extensions of all or any of the foregoing.

AMENDED AND RESTATED LOAN AGREEMENT - Page 14

     Person - An individual, a corporation, a partnership, an association, a
     ------
trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Plan - Any plan subject to Title IV of ERISA and maintained by Borrower or
     ----
a Guarantor, or any such plan to which Borrower or a Guarantor is required to contribute on behalf of its employees.

     Prime Rate - The "Prime Rate" as announced by Bank at its principal banking
     ----------
office in Dallas, Texas from time to time, but, for any day, never less than the Federal Funds Effective Rate in effect for such day plus one-half of one percent ( 1/2%) per annum. Without notice to Borrower, Guarantors or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said Prime Rate shall fluctuate, with each such change to be effective as of the date of each change in the Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer by Bank.

     Prime Rate Interest Period - With respect to any Prime Rate Loan, the
     --------------------------
quarterly period ending on the first (1st) day of each February, May, August and November, provided, however, that (i) if any Prime Rate Interest Period would
          --------  -------
end on a day that is not a Business Day, such Prime Rate Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Prime Rate Interest Period would otherwise end after the Advance Term Maturity Date or Revolving Maturity Date, as applicable, then such Prime Rate Interest Period shall end on the Advance Maturity Date or Revolving Maturity Date, respectively.

     Prime Rate Loan - Any Loan, or a portion thereof, during any period that
     ---------------
bears interest at the Prime Rate plus the Prime Rate Margin, or which would bear
                                 ----
interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

     Prime Rate Margin - One-fourth of one percent (0.25%) whenever the Funded
     -----------------
Debt Ratio is less than 1.0:1.0; one-half of one percent (0.50%) whenever the Funded Debt Ratio is equal to or greater than 1.0:1.0, but less than 2.0:1.0; and one percent (1.00%) whenever the Funded Debt Ratio is 2.0:1.0 or greater.

     Revolving Loan - The Loan or loans made under the Revolving Loan Commitment
     --------------
pursuant to Section 2(b).

     Revolving Loan Commitment - The commitment contained in Section 2(b) of
     -------------------------
this Agreement.


AMENDED AND RESTATED LOAN AGREEMENT - Page 15

     Revolving Maturity Date - June 30, 1998.
     -----------------------

     Revolving Note - That certain $2,500,000 revolving note described in
     --------------
Section 3(a).

     Security Instruments - The term Security Instruments is used collectively
     --------------------
herein to mean this Agreement, all security agreements, pledge agreements and financing statements, the Guaranties and other collateral documents covering certain of Borrower's and Guarantors' assets and properties, all such documents in form and substance reasonably satisfactory to Bank.

     Subsidiary - Any corporation or other Person of which securities or other
     ----------
ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or any Guarantor.

     Unleveraged Capital Expenditures - For any period, the total cost of
     --------------------------------
capital expenditures in such period by Borrower on a consolidated basis for the purpose of acquiring, or acquiring the use of, Equipment or other tangible capital assets, less the total amount of Funded Debt incurred in connection with such expenditures.

AMENDED AND RESTATED LOAN AGREEMENT - Page 16

1.   Commitments of Bank.

(a)  Advance Term Loan.  On the terms and conditions hereinafter set forth, Bank
     -----------------
     agrees to make a multiple draw term loan to Borrower in one or more Advances during the period beginning on the date of this Agreement and ending on December 31, 1997 in such amounts as Borrower may request, subject to the limitation of Section 12(c) hereof, up to the aggregate principal amount of $17,500,000 (provided, however, that Advances shall not
                                      --------  -------
     be available to Borrower under this Section 2(a) until it has expended, after the date hereof, $1,430,427 in cash for Acquisitions (calculated by subtracting from the $2,000,000 outstanding hereunder on the date hereof $569,573 in cash expended in connection with the acquisition of Cardiac Concepts, Inc.)). Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default.

(b)  Revolving Loan.  On the terms and conditions hereinafter set forth, Bank
     --------------
     agrees to make a revolving loan consisting of one or more Advances to Borrower from time to time during the period beginning on the date of this Agreement and ending on (but not including) the Revolving Maturity Date in such amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time the lesser of (i) the Borrowing Base (as determined by the most recently received Borrowing Base Certificate) or (ii) $2,500,000. Within the limit of this Section 2(b), Borrower may borrow, repay without premium or penalty, and reborrow. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default.

(c)  Procedure for Borrowing Under Advance Term Loan and Revolving Loan
     ------------------------------------------------------------------
     Commitments.  Whenever Borrower desires an Advance under the Advance Term
     -----------
     Loan or the Revolving Loan, it shall give Bank telegraphic, facsimile, telex or telephonic notice (an "Advance Request") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Advance Request for an Advance under the Advance Term Loan shall be in the form of Exhibit "A1" attached hereto, and each Advance Request for an Advance under the Revolving Loan shall be in the form of Exhibit "A2" attached hereto. Each Advance Request shall be executed by the President, Chief Executive Officer or Chief Financial Officer of Borrower and shall be received by Bank not later than 11:00 a.m. Dallas, Texas time, on the Borrowing Date, in the case of an Advance under the Revolving Loan, or three (3) days prior to the Borrowing Date, in the case of an Advance under the Advance Term Loan; provided, however, that any
                                                     --------  -------
     Advance Request for a Eurodollar Loan shall be received by Bank not later than three (3) Eurodollar Business Days prior to the Borrowing Date. (Notwithstanding, in the case of an Advance under the Advance Term Loan, prior to obtaining the Advance, Borrower must have otherwise complied, if and to the extent required thereunder, with the requirements of Section 12(o) of this Agreement, and


AMENDED AND RESTATED LOAN AGREEMENT - Page 17 obtained any other consents or approvals required hereunder.) Each Advance Request shall specify the Borrowing Date, and the principal amount to be borrowed (which shall not be less than $100,000).

(b)  Voluntary Reduction of Revolving Loan Commitment.  Borrower may at any
     ------------------------------------------------
     time, or from time to time, upon not less than three (3) Business Days prior written notice to Bank, reduce or terminate the Revolving Loan Commitment; provided, however, that each reduction in the Revolving Loan
                 --------  -------
     Commitment must (i) be in a minimum amount of at least $100,000, and (ii) be accompanied by a prepayment of the Revolving Note in at least the amount by which the then-outstanding principal balance of the Revolving Note exceeds the Revolving Loan Commitment as reduced in accordance with this
     Section 2(d).

(c)  Voluntary Reduction of Advance Term Loan Commitment.  Borrower may at any
     ---------------------------------------------------
     time, or from time to time, upon not less than three (3) Business Days prior written notice to Bank, reduce or terminate the Advance Term Loan Commitment; provided, however, that each reduction in the Advance Term Loan
                 --------  -------
     Commitment must (i) be in a minimum amount of at least $100,000, and (ii) be accompanied by a prepayment of the Advance Term Note in at least the amount by which the then-outstanding principal balance of the Advance Term Note exceeds the Advance Term Loan Commitment as reduced in accordance with this Section 2(e). Any and all such prepayments shall be applied in inverse order of maturity.

(d)  Deemed Advance under Advance Term Loan.  Borrower and Bank agree that the
     --------------------------------------
     existing outstanding indebtedness of Borrower to Bank under the Prior Agreement in the principal amount of $2,000,000 shall, for purposes of this Agreement, be deemed an Advance under the Advance Term Loan subject to the terms and conditions hereof, and shall continue as a Prime Rate Loan.

3.   Notes Evidencing Loans.

(a) The facilities described above in Section 2 shall be evidenced by two promissory notes of Borrower as follows:

(i)  Form of Advance Term Note - The Advance Term Loan shall be evidenced by a
     -------------------------
     note in the face amount of $17,500,000, and shall be in the form of Exhibit "B" hereto with appropriate insertion. Notwithstanding the principal amount of the Advance Term Note, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Advance Term Note, as of any date of computation, shall be the sum of Advance Term Loan Advances then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto. Although the Advance Term Note shall be dated as of the date of this Agreement,

AMENDED AND RESTATED LOAN AGREEMENT - Page 18 interest in respect thereof shall be payable only for the period during which the Advance Term Loan Advances evidenced thereby are outstanding and, although the face amount of the Advance Term Note may be higher, the Advance Term Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of such Advance Term Loan Advances.

(ii) Form of Revolving Note - The Revolving Loan shall be evidenced by a note in
     ----------------------
     the face amount of $2,500,000, and shall be in the form of Exhibit "C" hereto with appropriate insertion. Notwithstanding the principal amount of the Revolving Note, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Revolving Note, as of any date of computation, shall be the sum of Revolving Loan Advances then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto.
     Although the Revolving Note shall be dated as of the date of this Agreement, interest in respect thereof shall be payable only for the period during which the Revolving Loan Advances evidenced thereby are outstanding and, although the face amount of the Revolving Note may be higher, the Revolving Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of such Revolving Loan Advances.

(b)  Interest Rates - The unpaid principal balances of the Notes shall bear
     --------------
     interest from time to time as set forth in Section 4.

(c)  Payment of Interest on Advance Term Note - Interest on the Advance Term
     ----------------------------------------
     Note shall be payable quarterly, in arrears, on the Interest Payment Date and the Advance Term Maturity Date.

(d)  Payment of Principal of Advance Term Loan - The principal of the Advance
     -----------------------------------------
     Term Loan shall be payable as follows:

(i) With respect to Advances made during the period beginning as of the date of this Agreement through and including December 31, 1996 and the deemed Advance referred to in Section 2(f), Borrower shall make quarterly principal payments based on a five (5) year, "straight line" amortization (i.e., as if consisting of twenty (20) equal payments of principal), the first such payment being payable on the first (1st) day of February 1997, and continuing on the first (1st) day of each May, August, November and February thereafter;

(ii) With respect to Advances made during calendar 1997, Borrower shall make quarterly principal payments based on a five (5)


AMENDED AND RESTATED LOAN AGREEMENT - Page 19
     year, "straight line" amortization (i.e., as if consisting of twenty (20) equal payments of principal), the first such payment to be due and payable on the first (1st) day of February, 1998, and continuing on the first (1st) day of each May, August, November and February thereafter; and

(iii) Borrower shall make one (1) final payment equal to the entire outstanding principal balance of the Advance Term Loan, which final payment shall be due and payable on the Advance Maturity Date.

(e)  Payment of Interest on Revolving Note - Interest on the Revolving Note
     -------------------------------------
     shall be payable quarterly, in arrears, on the applicable Interest Payment Date and the Revolving Maturity Date.

(f)  Payment of Principal of Revolving Loan - Principal of the Revolving Note
     --------------------------------------
     shall be due and payable on the Revolving Maturity Date.

4.   Interest Rates.

(a)  Interest Rate Options for Loans.  The following interest rate options are
     -------------------------------
     available for amounts outstanding from time to time under the Loans:

(i)  Prime Rate Loans.  With respect to the unpaid principal amount of a Prime
     ----------------
     Rate Loan, Borrower agrees to pay interest on the Advance Term Note or the Revolving Note, as the case may be, calculated on the basis of the actual days elapsed (including the first day but excluding the last day) in a year consisting of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year or 365 or 366 days, as the case may be) from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Prime Rate plus the Prime Rate Margin. Past due
                                          ----
     principal and, to the extent permitted by law, past due interest in respect to a Prime Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate plus four percent (4%).
                                   ----

(ii) Eurodollar Loans.  With respect to the unpaid principal amount of a
     ----------------
     Eurodollar Loan, Borrower agrees to pay interest calculated on the basis of the actual days elapsed (including the first day but excluding the last day) in a year consisting of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year or 365 or 366 days, as the case may be) from the date the proceeds thereof are made available to Borrower until

AMENDED AND RESTATED LOAN AGREEMENT - Page 20
      maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the
      Eurodollar Rate plus the Eurodollar Margin.  Past due principal and, to
                      ----
     the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate plus four percent
                                                            ----
     (4%).

(iii)  Exercise of Option.  No more than a total of three (3) Eurodollar Loans
       ------------------
shall be outstanding at any one time in respect of the Advance Term Loan and the Revolving Loan. In addition, the principal amount of each Eurodollar Loan shall be at least $1,000,000. Without Bank's prior written consent, no continuation or conversion, as applicable, shall be made of a Eurodollar Loan if in connection with required regular principal payments on the Advance Term Note, such continuation or conversion would cause Borrower to be required to make payments pursuant to Section 5(g).

(b)  Interest Rate Determination.  Bank shall determine each interest rate
     ---------------------------
     applicable to the Notes hereunder in accordance with this Section 4. Bank shall give prompt notice to Borrower of each Eurodollar Rate so determined and its determination thereof shall be conclusive absent manifest error.

(c)  Initial Option/Conversion/Continuation Option.  With respect to each new
     ---------------------------------------------
     Advance, Borrower shall in writing request that the same be a Eurodollar Loan, or a Prime Rate Loan, at the time Borrower submits an Advance Request therefor. Thereafter, subject to Section 5 and Borrower's and Guarantors' compliance with their other obligations under this Agreement, Borrower may elect from time to time:

          (i) to convert a Eurodollar Loan to a Prime Rate Loan by giving Bank irrevocable notice of such election (in writing in the form of an Interest Option Request in the form of Exhibit E) prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of a Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereto; or

          (ii) to convert a Prime Rate Loan to a Eurodollar Loan, or continue a Eurodollar Loan as a Eurodollar Loan, by giving Bank irrevocable notice of such election (in writing in the form of an Interest Option Request in the form of ExhibitE) three (3) Eurodollar Business Days prior to the proposed conversion and, subject to Section5 and Borrower's and Guarantors' compliance with their other obligations under this Agreement, such conversion shall be made on the requested conversion date, or if such requested conversion date is not a Eurodollar Business Day, on the next succeeding Eurodollar Business Day.


AMENDED AND RESTATED LOAN AGREEMENT - Page 21

     Any such conversion shall not be deemed to be a prepayment of any of the Loans for purposes of this Agreement. If Bank shall not have received timely notice as herein provided with respect to the continuation or conversion of an expiring Eurodollar Interest Period, then Borrower shall be deemed to have elected to convert any maturing Eurodollar Loan to a Prime Rate Loan.

(d)  Recoupment.  If at any time the applicable rate of interest selected
     ----------
     pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on one or more of the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on such Notes below the Maximum Rate until the total amount of interest accrued on such Notes equals the amount of interest that would have accrued on the Note if the rate or rates selected pursuant to Sections 4(a)(i) or 4(a)(ii), as the case may be, had at all times been in effect.

5.   Special Provisions Relating to Eurodollar Loans.

(a)  Unavailability of Funds or Inadequacy of Pricing.  If, in connection with
     ------------------------------------------------
     any proposed Eurodollar Loan, Bank (i) shall have determined that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for any Eurodollar Loan are not available to Bank in the London interbank market; or (ii) in good faith determines that the Eurodollar Interest Rate will not adequately reflect the cost to Bank of maintaining or funding a Eurodollar Loan for such Interest Period, then in either case the obligations of Bank to make a Eurodollar Loan shall be suspended until such time as Bank in its sole discretion reasonably exercised determines that the event resulting in such suspension has ceased to exist. If Bank shall make such determination it shall promptly notify Borrower in writing and Borrower shall either repay any outstanding Eurodollar Loan owed to Bank, without penalty, on the last day of the current Eurodollar Interest Period, or convert the same to a Prime Rate Loan on the last day of the then current Eurodollar Interest Period for such Eurodollar Loan.

(b)  Reserve Requirements.  Upon any change in any applicable law, treaty or
     --------------------
     regulation or in the interpretation or administration thereof, or if any central bank or other fiscal monetary or other authority having jurisdiction over Bank or the loans contemplated by this Agreement shall impose, modify or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System on any Eurodollar Loan, or any other reserve, special deposit, or similar requirements against assets or deposits with or for the account of, or credit extended by, Bank or shall impose on Bank, Eurodollar interbank markets in general or the London interbank market specifically, as the case may be, any other condition affecting this Agreement or any Eurodollar Loan and the result of any of the foregoing is to increase the cost to Bank in making or maintaining a Eurodollar Loan or to reduce any amount (or the effective return on any amount) received by Bank hereunder, then Borrower shall either (i) pay to Bank upon


AMENDED AND RESTATED LOAN AGREEMENT - Page 22 demand of Bank as additional interest on the Advance Term Note or the Revolving Note, as the case may be, evidencing a Eurodollar Loan such additional amount or amounts as will reimburse Bank for such additional cost or such reduction or (ii) convert such Eurodollar Loan to a Prime Rate Loan. Bank shall give notice to Borrower upon becoming aware of any such change or imposition which may result in any such increase or reduction. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error.

(c)  Taxes.  Both principal and interest on the Advance Term Note or the
     -----
     Revolving Note, as the case may be, evidencing any Eurodollar Loan are payable without withholding or deduction for or on account of any taxes.
     If any taxes (other than taxes based on the overall net income of Bank) are levied or imposed on or with respect to the Advance Term Note or the Revolving Note, as the case may be, evidencing a Eurodollar Loan or on any payment on the Advance Term Note or the Revolving Note, as the case may be, evidencing a Eurodollar Loan made to Bank, then, and in any such event, Borrower shall pay to Bank upon demand of Bank such additional amounts as may be necessary so that every net payment of principal and interest on the Advance Term Note or the Revolving Note, as the case may be, evidencing a Eurodollar Loan, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when any Eurodollar Loan is outstanding any laws enacted or promulgated, or any court of law or governmental agency interprets or administers any law, that, in any such case, materially changes the basis of taxation of payments to Bank of principal of or interest on the Advance Term Note or the Revolving Note, as the case may be, evidencing a Eurodollar Loan by reason of subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of Bank) then Borrower will pay upon demand by Bank the amount of loss to the extent that such loss is caused by such a change. Bank shall give notice to Borrower upon becoming aware of the amount of any loss incurred by Bank through enactment or promulgation of any such law that materially changes the basis of taxation of payments to Bank. Bank shall also give notice on becoming aware of any such enactment or promulgation that may result in such payments becoming subject to double taxation or otherwise. A certificate of Bank setting forth the basis for the determination of such loss and the computation of such amounts shall be delivered to Borrower and shall be conclusive of such determination and such amount, absent manifest error.

(d)  Change in Laws.  If at any time any new law or any change in existing laws
     --------------
     or in the interpretation of any new or existing laws shall make it unlawful for Bank to maintain or fund a Eurodollar Loan hereunder, then Bank shall promptly notify Borrower in writing and Borrower shall either (i) repay any outstanding Eurodollar Loan owed to Bank, without penalty, on the last day of the current Eurodollar Interest Period (or, if Bank may not lawfully continue to maintain and fund such Eurodollar Loan,

AMENDED AND RESTATED LOAN AGREEMENT - Page 23 immediately), or (ii) Borrower may convert such Eurodollar Loan at such appropriate time to a Prime Rate Loan.

(e)  Option to Fund.  Bank shall have the option if Borrower elects a Eurodollar
     --------------
     Loan, to purchase one or more deposits in order to fund or maintain its funding of the principal balance of a Note to which such Eurodollar Loan is applicable during the Eurodollar Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such Eurodollar Loan and any amounts owing hereunder. Bank shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of either Note in any manner it sees fit, but all such determinations hereunder shall be made as if Bank have actually funded and maintained that portion of the principal balance of either Note to which a Eurodollar Loan is applicable during the applicable Eurodollar Interest Period through the purchase of deposits in an amount equal to the principal balance of the Note to which such Eurodollar Loan is applicable and having a maturity corresponding to such Eurodollar Interest Period. Bank may fund the outstanding principal balance of either Note which is to be subject to any Eurodollar Loan from any branch or office of Bank as Bank may designate from time to time.

(f)  Indemnity.  Borrower shall indemnify and hold harmless Bank against all
     ---------
     reasonable and necessary out-of-pocket costs and expenses (which costs and expenses are not intended to include, without limitation, any loss sustained by Bank in connection with the borrowing or reemployment of funds with respect to any Eurodollar Loan) which Bank may sustain (i) if (other than as a result of a default by Bank hereunder) the making of any loan or loans as a Eurodollar Loan does not occur on the date, if any, specified therefor in the notice given by Borrower pursuant to Section 4(c), (ii) as a consequence of any default by Borrower under this Section 5, or (iii) any other loss suffered by Bank as a result of the making of any Loan as a Eurodollar Loan.

(g)  Payments Not at End of Eurodollar Interest Period.  If Borrower makes any
     -------------------------------------------------
     payment of principal with respect to any Eurodollar Loan on any day other than the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan, then, except in connection with a mandatory prepayment in accordance with Section 8(b), Borrower shall reimburse Bank on demand for any loss, cost or expense incurred by Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of
     (i) the cost of funds to Bank in respect of such principal amount so paid, for the remainder of the Eurodollar Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of the Eurodollar Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by Bank in redepositing such principal amount. A certificate of Bank setting forth the basis for the determination

AMENDED AND RESTATED LOAN AGREEMENT - Page 24 of the amount owed by Borrower pursuant to this Section 5(g) shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

6. Collateral Security and Guaranties. Borrower and each Guarantor hereby confirm and acknowledge that the Liens previously granted to Bank in connection with the Prior Agreement, to secure the performance of their obligations thereunder, also secure the Obligations, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications and renewals thereof, and substitutions therefor, and as such remain in force and full effect. Additionally, Borrower acknowledges that in the Prior Agreement Borrower pledged and delivered to Bank one hundred percent (100%) of the issued and outstanding shares of the capital stock of DHS Management Services, Inc. ("DHSMS") and ninety-nine percent (99%) of the issued and outstanding capital stock of Diagnostic Health Services De Mexico, S.A. de C.V., and DHSMS pledged and delivered, or caused its appropriate Subsidiary to pledge and deliver, to Bank one hundred percent (100%) of the issued and outstanding shares of the capital stock of each of its Subsidiaries (other than (i) Homecare International De Mexico, S.A. de C.V., as to which DHSMS pledged and delivered its shares thereof constituting one percent (1%) of the issued and outstanding shares thereof, and caused Diagnostic Health Services de Mexico, S.A. de C.V., to pledge and deliver shares thereof constituting ninety-nine percent (99%) (including after-acquired shares) of the issued and outstanding shares thereof, and (ii) Diagnostic Health Services De Mexico, S.A. de C.V., as to which DHSMS pledged and delivered its shares thereof constituting one percent (1%) of the issued and outstanding shares thereof). Borrower and each Guarantor hereby confirm that each such pledge secures the Obligations, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications and renewals thereof, and substitutions therefor, and as such remain in force and full effect. All collateral in which Borrower or any Guarantor has herewith granted or hereafter grants to Bank a Lien (to the satisfaction of Bank) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral." Bank's Lien on the Collateral shall be a first and prior Lien, subject only to such priority as may be afforded a Permitted Lien under applicable law.

     In addition to the grant of Liens against the Collateral in favor of Bank, Guarantors acknowledge the execution and delivery of the Guaranties to Bank in connection with the Prior Agreement and confirm that the Guaranties apply to the Obligations to the same extent as they applied to the "Obligations" under and as defined in the Prior Agreement. Without limiting the foregoing, each Guarantor hereby acknowledges and consents to this Loan Agreement and (a) acknowledges that its obligations under that certain Guaranty dated on or before the date of this Agreement in favor of Bank includes a guaranty of all of the obligations, indebtedness and liabilities of Borrower under (i) this Agreement and (ii) the Notes, (b) represents to Bank that such Guaranty remains in full force and effect, and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under such Guaranty.

AMENDED AND RESTATED LOAN AGREEMENT - Page 25

7. Fees. In addition to the fees payable to Bank as set forth in that certain fee letter agreement dated May 2, 1996 between Borrower and Bank, Borrower shall pay to Bank the following commitment fees:

          (i) a commitment fee on the daily average unused amount of Bank's Advance Term Loan Commitment for the period from and including the date hereof to and including December 31, 1997, at a rate per annum of one quarter of one percent (0.25%) whenever the Funded Debt Ratio is less than 2.0:1.0 and three-eighths of one percent (0.375%) whenever the Funded Debt Ratio is equal to or greater than 2.0:1.0 (the "Advance Commitment Fee"); and

          (ii) a commitment fee on the daily average unused amount of Bank's Revolving Loan Commitment for the period from and including the date hereof to but not including the Revolving Maturity Date, at a rate per annum of one quarter of one percent (0.25%) whenever the Funded Debt Ratio is less than 2.0:1.0 and three-eighths of one percent (0.375%) whenever the Funded Debt Ratio is equal to or greater than 2.0:1.0 (the "Revolving Commitment Fee").

Accrued Advance Commitment Fees shall be payable quarterly in arrears on the first day of each February, May, August and November with respect to the preceding quarter and on the Advance Maturity Date. Accrued Revolving Commitment Fees shall be payable quarterly in arrears on the first day of each February, May, August and November with respect to the preceding quarter and on the Revolving Maturity Date.

8.   Prepayments.

(a)  Voluntary Prepayments.  Borrower may at any time and from time to time,
     ---------------------
     without penalty or premium, prepay any of the Notes, in whole or in part; provided, however, that any prepayment of any Eurodollar Loan on any day other than an Interest Payment Date must include a payment for all breakage costs and funding losses, if any. Each prepayment of the Advance Term Note shall be made on at least one (1) Business Day's notice to Bank and shall be in a minimum amount of $100,000 or the unpaid balance of the Advance Term Note, whichever is less, and shall be applied to amounts of outstanding principal, in reverse order of maturity.

(b)  Mandatory Prepayment of Advance Term Loan.  On or before April 15 of each
     -----------------------------------------
     year, beginning April 15, 1997, Borrower shall make a mandatory prepayment of the Advance Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow attributable to Borrower's immediately preceding fiscal year, calculated on the basis of the annual audited consolidated financial statements for such fiscal year delivered pursuant to Section 11(a)(i).
     All such prepayments of the Advance Term Loan shall be accompanied with accrued interest to the date of prepayment on the amount so prepaid and shall be applied to the installments due thereunder in the inverse order of maturity.

AMENDED AND RESTATED LOAN AGREEMENT - Page 26

     Concurrently with the making of any such payment, Borrower shall deliver to Bank a certificate in the form of Exhibit D attached hereto demonstrating its calculation of the amount required to be paid.

(c)  Mandatory Prepayment of Revolving Loan.  If at any time the then-
     --------------------------------------
     outstanding principal balance of the Revolving Loan exceeds the Borrowing Base, then Borrower shall immediately pay Bank the amount of such excess as a prepayment of principal of the Revolving Loan.

9. Representations and Warranties. In order to induce Bank to enter into this Agreement, Borrower and, to the extent applicable, each Guarantor hereby represents and warrants to Bank (which representations and warranties will survive the execution and delivery of this Agreement and the Notes) that:

(a)  Existence.  Each of Borrower and the Guarantors is a corporation duly
     ---------
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to conduct business in all jurisdictions wherein the failure to qualify could result in a Material Adverse Effect.

(b)  Power and Authorization.  Borrower is duly authorized and empowered to
     -----------------------
     create and issue the Notes; and Borrower and Guarantors are duly authorized and empowered to execute, deliver and perform this Agreement and the other Loan Documents to which each is a party; and all action on Borrower's and Guarantors' part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the other Loan Documents, including this Agreement, has been duly and effectively taken.

(c)  Binding Obligations.  This Agreement does, and the Notes and other Loan
     -------------------
     Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower and Guarantors, as the case may be, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally, and to general principles of equity).

(d)  No Legal Bar or Resultant Lien.  The Notes and the other Loan Documents,
     ------------------------------
     including this Agreement, do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any Guarantor is subject, or result in the creation or imposition of any Lien upon any assets or properties of Borrower or any Guarantor, other than those contemplated by this Agreement.


AMENDED AND RESTATED LOAN AGREEMENT - Page 27

(e)  No Consent.  The execution, delivery and performance by Borrower and
     ----------
     Guarantors of the Notes and the other Loan Documents, including this Agreement, does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof (except for consents which have been obtained by Borrower or such Guarantor as to which such consent may be applicable).

(f)  Financial Condition.  The consolidated balance sheets of Borrower and its
     -------------------
     consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Moore Stephens Simonton, L.L.P., copies of which have heretofore been furnished to Bank, present fairly the consolidated financial condition of Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and cash flows for the fiscal year then ended. The two unaudited consolidated balance sheets of Borrower and its consolidated Subsidiaries as at March 31, 1996 and as at May 31, 1996, and the related unaudited consolidated statements of income and of cash flows for the three-month and five-month periods ended on such respective dates, copies of which have heretofore been filed with the Securities and Exchange Commission (in the case of such statements as at March 31, 1996 and for the three-month period then ended) and furnished to Bank (in the case of all such statements), present fairly the consolidated financial condition of Borrower and its consolidated Subsidiaries as at such respective dates, and the consolidated results of their operations and changes in cash flows for the three-month and five-month periods, respectively, then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants, and as disclosed therein and except that the quarterly statements and the statements as at May 31, 1996 and for the five-month period then ended are unaudited and do not include footnotes as would be required for audited financial statements). Neither Borrower nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any guarantee obligation, contingent liability or liability for taxes, or any long-term lease or any interest rate or foreign currency swap of exchange transaction, that is not reflected in the foregoing statements or in the notes thereto and which, in the aggregate, would be material to Borrower and Guarantors, taken as a whole, except as set forth on Schedule 9(f). Since December 31, 1995, no change has occurred in the condition, financial or otherwise, of Borrower or a Subsidiary thereof that could have a Material Adverse Effect, except as set forth in Schedule 9(f).

(g)  Liabilities.  As of the date of this Agreement, neither Borrower nor any
     -----------
     Guarantor has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed in the financial statements referenced in Section 9(f) or on Schedule 9(g) attached hereto. No unusual or unduly burdensome restrictions, restraint,

AMENDED AND RESTATED LOAN AGREEMENT - Page 28 or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or any Guarantor that could have a Material Adverse Effect.

(h)  Litigation.  Except as described in Borrower's annual audited consolidated
     ----------
     financial statements, or as otherwise disclosed to Bank in Schedule 9(h) attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Guarantor that could have a Material Adverse Effect.

(i)  Taxes; Governmental Charges.  Borrower and each Guarantor have filed all
     ---------------------------
     tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided and with respect to which levy and execution thereon have been stayed and continue to be stayed.

(j)  Titles, Liens.  Borrower and each Guarantor have good and marketable title
     -------------
     to all of their assets and properties, free and clear of all Liens or other encumbrances except Permitted Liens, including, without limitation, those Permitted Liens identified on Schedule 9(j).

(k)  Defaults.  Neither Borrower nor any Guarantor is in default and no event or
     --------
     circumstance has occurred that, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or any Guarantor is a party that could in any respect have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

(l)  Casualties; Taking of Properties.  After the date of the most recent
     --------------------------------
     consolidated financial statements of Borrower delivered to Bank, neither the business nor the assets or properties of Borrower or any Guarantor have been affected (to the extent the same could cause a Material Adverse Effect) as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

(m)  Use of Proceeds; Margin Stock.  Subject to the terms and conditions hereof
     -----------------------------
     (specifically including Section 12(o)), Borrower will use the proceeds of the Advance Term Loan to finance future Acquisitions (including, without limitation, the

AMENDED AND RESTATED LOAN AGREEMENT - Page 29 payment of purchase price, the refinancing of debt of the acquired business(es), and the payment of transaction expenses in connection with such Acquisitions). Borrower will use the proceeds of the Revolving Loan for working capital and general corporate purposes. Neither Borrower nor any Guarantor is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

(n)  Location of Business and Offices.  The principal place of business of
     --------------------------------
     Borrower is located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207. All names (including prior corporate names and past and present trade names) used by any of Borrower and Guarantors during the past five years (expressly including any such names used by a predecessor to Borrower or a Guarantor, or used by a Guarantor prior to its becoming a Subsidiary) are set forth on Schedule 9(n). The locations of business at which any such names were used during such five years is also set forth on Schedule 9(n).

(o)  Compliance with Law.  Neither Borrower nor any Guarantor:
     -------------------

(i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, any Guarantor, or any of its or their assets or properties is subject; and

(ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of business;

     which violation or failure could have a Material Adverse Effect.

(p)  No Material Misstatements.  No information, exhibit or report furnished by
     -------------------------
     Borrower to Bank or its counsel in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

(q)  ERISA.  Borrower and each Guarantor are in compliance in all material
     -----
     respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower or any Guarantor that could cause a Material Adverse Effect.

AMENDED AND RESTATED LOAN AGREEMENT - Page 30

(r)  Subsidiaries.  Borrower has no Subsidiaries other than Guarantors.  The
     ------------
     corporate name, federal tax identification number, state of incorporation and states of qualification to do business as a foreign corporation, number of authorized and issued and outstanding shares of capital stock (and their record and beneficial holder or holders) of each Guarantor are disclosed on
     Schedule 9(r).

(s)  Environmental Matters.  Except as disclosed on Schedule 9(s), neither
     ---------------------
     Borrower nor any Guarantor has received notice or otherwise has knowledge of (i) any Environmental Liability that could individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which could individually or in the aggregate have a Material Adverse Effect or (iii) any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or any Guarantor is or may be liable.

(t)  Ownership.  Both as of June 13, 1996 and as of the date of this Agreement,
     ---------
     each of Max W. Batzer and Brad A. Hummel owned and owns the number of shares, and options exercisable for shares, of capital stock of Borrower set forth opposite his name on Schedule 9(t). As of June 13, 1996, the authorized capital stock of Borrower consisted of 15,000,000 shares of common stock and 3,000,000 shares of preferred stock, of which 7,613,302 shares of common stock, and no shares of preferred stock, were issued and outstanding. As of June 13, 1996, 3,362,346 shares of common stock were reserved for issuance upon the exercise of previously granted stock options or warrants.

(u)  Investments and Guaranties.  Neither Borrower nor any Guarantor has made
     --------------------------
     any investment in, advances to or guaranties of the obligations of any Person (other than Borrower or a Guarantor that is a wholly-owned Subsidiary of Borrower), except as reflected in its financial statements previously delivered to Bank or as otherwise disclosed in writing to Bank.

(v)  Closing of Public Offering.  Borrower has completed a public offering
     --------------------------
     including 2,955,000 shares of its common stock sold for Borrower's account through underwriters represented by Rodman and Renshaw, Inc. and in accordance with the terms of the offering described in that certain Prospectus dated June6, 1996, and Borrower has received gross proceeds (prior to offering expenses) of not less than $18,600,000 therefrom.

AMENDED AND RESTATED LOAN AGREEMENT - Page 31

10.   Conditions of Lending.

(a) The obligation of Bank to make the initial Advance under the Revolving Loan and the Advance Term Loan shall be subject to the following conditions precedent:

(i)   Execution and Delivery.  Borrower shall have executed and delivered to
      ----------------------
      Bank the Notes and the other Loan Documents required to be executed by Borrower and other required documents, all in form and substance satisfactory to Bank;

(ii)  Landlord's Subordinations.  Bank shall have received from each landlord of
      -------------------------
      Borrower and each Guarantor on and after the date of this Agreement an executed landlord's subordination or waiver agreement in form and content satisfactory to Bank provided, however, that such agreements may be
                           --------  -------
      received from landlords of Cardiac Concepts, Inc. and Specialized Imaging Services Inc., Guarantors, up to forty-five days after the date hereof;

(iii) Legal Opinion.  Bank shall have received from Greenberg Traurig et al.,
      -------------
      Borrower's legal counsel, a favorable legal opinion in form and substance satisfactory to Bank (i) as to the matters set forth in Subsections 9(a),
      (b), (c), (d), (e) and (h) and (ii) as to such other matters as Bank or its counsel shall reasonably request;

(iv)  Secretary's Certificate.  Bank shall have received a Secretary's
      -----------------------
      Certificate from the secretary or assistant secretary of Borrower and each Guarantor certifying and attaching appropriate corporate resolutions regarding the transactions contemplated hereby and statements of incumbency;

(v)   Good Standing and Existence.  Bank shall have received evidence
      ---------------------------
      satisfactory to it of the existence and good standing of Borrower and each Guarantor (including, without limitation, in jurisdictions other than their respective jurisdictions of incorporation);

(vi)  Articles and Bylaws.  Bank shall have received from Borrower and each
      -------------------
      Guarantor certified copies of their Articles or Certificate of Incorporation and Bylaws;

(vii) Title.  Bank shall have received evidence satisfactory to it as to the
      -----
      title of Borrower and Guarantors, as applicable, to the Collateral;



AMENDED AND RESTATED LOAN AGREEMENT - Page 32

(viii) Priority of Liens.  Bank shall have received satisfactory evidence that
       -----------------
       the Liens granted to Bank in the Security Instruments covering the Collateral constitute perfected, first priority Liens, subject only to Permitted Liens;

(ix)   UCC Searches.  Bank shall have received Uniform Commercial Code searches
       ------------
       covering Borrower, Guarantors and the Collateral, the results of which searches shall be satisfactory to Bank;

(x)    Fees.  Borrower shall have paid Bank the fees due and payable to Bank
       ----
       pursuant to that certain fee letter agreement dated May 2, 1996 between Borrower and Bank;

(xi)   Insurance.  Borrower shall have provided evidence of its insurance of
       ---------
       such types and in such amounts as is satisfactory to Bank; and

(xii)  Legal Matters Satisfactory.  All legal matters incident to the
       --------------------------
       consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Bank retained at the expense of Borrower.

(b) The obligation of Bank to make any subsequent Advance on the Revolving Loan shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

(i)    Representations and Warranties.  With respect to any Advance, the
       ------------------------------
       representations and warranties of Borrower and Guarantors under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date); and

(ii)   No Event of Default.  No Event of Default shall have occurred and be
       -------------------
       continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

(c) The obligation of Bank to make any subsequent Advance on the Advance Term Loan shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

(i)    Representations and Warranties.  With respect to any Advance, the
       ------------------------------
       representations and warranties of Borrower and Guarantors under this Agreement


AMENDED AND RESTATED LOAN AGREEMENT - Page 33 are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

(ii) No Event of Default.  No Event of Default shall have occurred and be
     -------------------
     continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

(iii) Compliance with Funded Debt Ratio Restrictions.  Borrower shall be in
      ----------------------------------------------
      compliance with the Funded Debt Ratio restrictions set forth in Section 12(c) of this Agreement.

(iv)  Certification of Funded Debt Ratio.  Borrower shall have provided to Bank
      ----------------------------------
      certification, in form and substance reasonably satisfactory to Bank, that Borrower is in compliance with the Funded Debt Ratio restrictions set forth in Section 12(c) of this Agreement.


11. Affirmative Covenants. Borrower and, to the extent applicable, each Guarantor will at all times comply with the covenants contained in this Section 11 from the date of this Agreement and for so long as any part of the Loans are in existence.

(a)  Financial Statements and Reports.  Borrower shall promptly furnish to Bank
     --------------------------------
     from time to time upon request such information regarding the business and affairs and financial condition of any of Borrower and Guarantors, as Bank may reasonably request, and will furnish to Bank:

(i)  Annual Financial Statements - as soon as available, and in any event within
     ---------------------------
     ninety (90) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1996, a copy of the annual audit report of Borrower and its consolidated Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited by, and accompanied by the unqualified opinion of, Moore Stephens Simonton, L.L.P. (or other independent certified public accountants of recognized standing acceptable to Bank), to the effect that such report has been prepared in accordance with GAAP and presents fairly the financial condition and results of operations of Borrower and its consolidated Subsidiaries as of the dates and for the periods presented;

AMENDED AND RESTATED LOAN AGREEMENT - Page 34

(ii)  Quarterly Financial Statements - as soon as available, and in any event
      ------------------------------
      within forty-five (45) days after the end of each fiscal quarter, a copy of an unaudited financial report of Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP to fairly and accurately present (subject to year-end audit adjustments and disclosures) the financial condition and results of operations of Borrower and its consolidated Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

(iii) Monthly Financial Statements - as soon as available, and in any event
      ----------------------------
      within thirty (30) days after the end of each calendar month (other than the last calendar month in a fiscal quarter), a copy of an unaudited financial report of Borrower and its consolidated Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated basis for each of Borrower and such Subsidiaries, balance sheets and statements of income, and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP to fairly and accurately present (subject to year-end audit adjustments and disclosures) the financial condition and results of operations of Borrower and its consolidated Subsidiaries, on a consolidated and, commencing with the report due May 30, 1997 in respect of the month of April 1997, consolidating basis, at the date and for the periods indicated therein;

(iv)  SEC/Exchange Filings - as soon as available, copies of all registration
      --------------------
      statements and regular periodic reports, if any, that Borrower shall have filed with the Securities and Exchange Commission (or any successor agency), any securities exchange or any automated trading system maintained by the National Association of Securities Dealers, Inc.;

(v)   Borrowing Base Certificate - as soon as available, and in any event within
      --------------------------
      thirty (30) days of the end of each month (other than the end of a month that is also the end of a fiscal quarter), and forty-five (45) days of the end of each fiscal quarter, an accurately completed Borrowing Base Certificate and an Accounts aging report, each as of the end of such month or fiscal quarter, as applicable;

AMENDED AND RESTATED LOAN AGREEMENT - Page 35

(vi)   Stockholder Information - promptly upon the mailing thereof to the
       -----------------------
       stockholders of Borrower generally, copies of all financial statements, reports, notices, correspondence and proxy and information statements so mailed;

(vii)  Management Letters - promptly following delivery thereof to Borrower, or
       ------------------
       the board of directors or management of Borrower, a copy of any management letter or report by independent public accountants with respect to the financial condition, operations, business or prospects of Borrower and its Subsidiaries; and

(viii) Additional Information - promptly upon request of Bank from time to time
       ----------------------
       any additional financial information or other information that Bank may reasonably request.

     All such information, reports, balance sheets and financial statements referred to in Subsection 11(a) above shall be in such detail as Bank may reasonably request.

(b)  Certificates of Compliance.  Contemporaneously with the delivery of the
     --------------------------
     information required by Sections11(a)(i), (ii) and (iii), Borrower will furnish or cause to be furnished to Bank a certificate in the form of Exhibit D attached hereto, signed by any of the President, Chief Executive Officer or Chief Financial Officer of Borrower on behalf of Borrower (i) stating that Borrower and Guarantors have fulfilled in all material respects their obligations under this Agreement, the Notes, the Security Instruments and all other Loan Documents and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof; (ii) to the extent requested from time to time by Bank, specifically affirming compliance of Borrower and Guarantors, as applicable, in all material respects with any of their representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) for certificates delivered in respect of a quarterly period, setting forth the computation, in reasonable detail as of the end of such quarterly period, of compliance with Sections 12(c), (d) and (e); and (iv) containing or accompanied by such financial or other details, information and material as Bank may reasonably request to evidence such compliance.

(c)  Accountants' Certificate.  Concurrently with the furnishing of the annual
     ------------------------
     audited financial statements pursuant to Section 11(a)(i), Borrower will furnish a statement from the firm of independent public accountants which prepared such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

AMENDED AND RESTATED LOAN AGREEMENT - Page 36

(d)  Taxes and Other Liens.  Borrower and each Guarantor will pay and discharge
     ---------------------
     promptly when due all taxes, assessments and governmental charges or levies imposed upon Borrower or any Guarantor or upon the income or any assets or property of Borrower or any Guarantor as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower or any Guarantor and which could result in a Material Adverse Effect; provided, however, that neither Borrower nor any Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed, and Borrower or such Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

(e)  Compliance with Laws.  Borrower and each Guarantor will observe and comply,
     --------------------
     in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

(f)  Further Assurances.  Borrower will cure promptly any defects in the
     ------------------
     creation and issuance of the Notes and the execution and delivery of the Notes and Borrower and Guarantor will cure promptly any defects in the execution and delivery of the Loan Documents, including this Agreement. Borrower and Guarantors at their sole expense will promptly execute and deliver to Bank upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

(g)  Performance of Obligations.  Borrower will pay the Notes and other
     --------------------------
     obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower and Guarantors will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower and Guarantors under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

(h)  Insurance.  Borrower will maintain, and will cause each of its Subsidiaries
     ---------
     to maintain, insurance (including, without limitation, property and casualty insurance in amounts reasonably acceptable to Bank) with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by business entities engaged in similar businesses and owning similar properties in the same general areas in which Borrower and its Subsidiaries operate, provided that in any event

AMENDED AND RESTATED LOAN AGREEMENT - Page 37

     Borrower and its Subsidiaries will maintain medical professional liability insurance coverage for each Subsidiary of at least $1,000,000 per incident and $3,000,000 maximum coverage. Each insurance policy covering Collateral or general liability shall name Bank as loss payee or as an additional insured and shall provide that such policy shall not be canceled or reduced without thirty (30) days prior written notice to Bank.

(i)  Accounts and Records.  Borrower and Guarantors will keep books, records and
     --------------------
     accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes required by GAAP or suggested by Borrower's auditors.

(j)  Right of Inspection.  Borrower and Guarantors will permit any officer,
     -------------------
     employee or agent of Bank to examine Borrower's and Guarantors' books, records and accounts, and make and retain copies and extracts therefrom, all at such reasonable times and as often as Bank may reasonably request.

(k)  Notice of Certain Events.  Borrower and Guarantors shall promptly notify
     ------------------------
     Bank if Borrower or any such Guarantor learns of the occurrence of (i) any event which constitutes, or which with the giving of notice or the passage of time would constitute, an Event of Default (including, but not limited to, a Change of Control or a Change of Management) together with a detailed statement by Borrower or such Guarantor of the steps being taken to cure the Event of Default or prospective Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrower or any such Guarantor, or any of the assets or properties of Borrower or any such Guarantor, which, if adversely determined, could have a Material Adverse Effect (determined for purposes of this Section 11(k) with respect to Borrower or any Guarantor individually and not taken as a whole); or (iii) any dispute between Borrower or any such Guarantor and any governmental or regulatory body or any other Person which, if adversely determined, could cause a Material Adverse Effect; or (iv) any other matter that is reasonably likely to have a Material Adverse Effect.

(l)  ERISA Information and Compliance.  Borrower and Guarantors will promptly
     --------------------------------
     furnish to Bank, immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President, Chief Executive Officer or the Chief Financial Officer of Borrower or such Guarantor, on behalf of Borrower or such Guarantor, as applicable, specifying the nature thereof, what action Borrower or such Guarantor is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.


AMENDED AND RESTATED LOAN AGREEMENT - Page 38

(m)  Environmental Reports and Notices.  Borrower and Guarantors will deliver to
     ---------------------------------
     Bank (i) promptly upon its becoming available, one copy of each report sent by Borrower or any Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's or any Guarantor's learning that it has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could have a Material Adverse Effect (determined for purposes of this Section 11(m) with respect to Borrower or any Guarantor individually and not taken as a whole); (y) the release or threatened release of any toxic or hazardous waste into the environment which could have a Material Adverse Effect or which release Borrower or any such Guarantor would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower or any such Guarantor, and Borrower or any such Guarantor shall immediately deliver a copy of any such notice to Bank.

(n)  Sale of Certain Assets/Prepayment of Proceeds.  Without limiting Section
     ---------------------------------------------
     12(m), except for Inventory sold in the ordinary course of business, Borrower will immediately pay Bank an amount equal to one hundred percent (100%) of the proceeds (net of federal income taxes and direct costs of sale) in excess of $50,000 per sale (or series of related sales), and in any event in excess of $100,000 in any fiscal year of Borrower, received by Borrower and/or Guarantors from the sale of any of the Collateral, to be applied against the Advance Term Loan. In addition, Borrower shall notify Bank in writing of each such sale as soon as practical and in no event later than three (3) Business Days after the earlier of (y) the execution and delivery by Borrower or a Guarantor, as applicable, of a letter of intent or similar instrument or document relating to such sale, (z) the execution and delivery by Borrower or a Guarantor, as applicable, of definitive agreements relating to such sale. Borrower shall also, contemporaneously with such notice, provide Bank with copies of such letter of intent, similar document or definitive agreements, as applicable.

(o)  "Key Man" Policies.  Borrower will pay all premiums due on, and in all
     ------------------
     other respects maintain in full force and effect, the "Key Man" Policies.

(p)  Vehicles Subject to Certificates.  To the extent Borrower has not
     --------------------------------
     previously done so, Borrower will, within thirty (30) days of the date of this Agreement, deliver to Bank a certificate of title, or similar document, covering any vehicle owned by Borrower or any Guarantor that is subject to any certificate of title or similar statute by the jurisdiction in which any such vehicle is registered or located, which certificate of title, or similar document, shall name Bank as secured party or lienholder.

AMENDED AND RESTATED LOAN AGREEMENT - Page 39

(q)  Additional Subsidiary Guarantors.  Borrower will take such action, and will
     --------------------------------
     cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of Borrower are "Guarantors" hereunder. Without limiting the generality of the foregoing, if Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder (including, without limitation, any Subsidiary of Borrower that shall become a Subsidiary of Borrower in connection with any acquisition not prohibited by this Agreement or with respect to which Bank has consented in writing), then Borrower and its Subsidiaries will cause such new Subsidiary to

          (i) become a "Guarantor" hereunder, and execute and deliver to Bank a Guaranty in form and substance equivalent to the Guaranty executed and delivered by each Guarantor on or prior to the date of this Agreement;

          (ii) execute and deliver to Bank a Security Agreement in form and substance equivalent to the Security Agreement executed and delivered by each Guarantor on or prior to the date of this Agreement;

          (iii) cause such Subsidiary to take such action (including, without limitation, delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages covering any real property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject only to Permitted Liens) on substantially all of the property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and under its Guaranty; and

          (iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered by each of Borrower and Guarantors pursuant to Section 10 upon the date of this Agreement or the date of the Prior Agreement, as applicable, or as Bank shall have reasonably requested.

(r)  Additional Collateral.  With respect to any personal property assets of
     ---------------------
     Borrower or any Guarantor currently subject to a Permitted Lien or capital lease obligation, including vehicles, upon satisfaction of such Permitted Lien or capital lease obligation, Borrower or any such Guarantor shall execute and deliver such documents or instruments as may be necessary to create and perfect in favor of Bank a first priority lien thereon (subject to any other Permitted Lien).

(s)  Maintenance of Existence; Conduct of Business.  Borrower will preserve and
     ---------------------------------------------
     maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and

AMENDED AND RESTATED LOAN AGREEMENT - Page 40 rights that are necessary or desirable in the ordinary conduct of its business, except where the failure to do so does not and will not have a Material Adverse Effect. Without limiting the foregoing, Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, to the extent necessary or desirable in the ordinary conduct of its business, its status as an approved provider with all governmental authorities (including, without limitation, all agencies administering or enforcing health care laws and regulations). Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

12. Negative Covenants. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Bank. Without the prior written consent of Bank, Borrower, and to the extent applicable, each Guarantor, will at all times comply with the covenants contained in this Section 12 from the date of this Agreement and for so long as any part of the Loans are in existence.

(a)  Liens.  Neither Borrower nor any Guarantor will create, incur, assume or
     -----
     permit to exist any Lien on any of its assets or properties except Permitted Liens.

(b)  Consolidations, Mergers.  Neither Borrower nor any Guarantor will
     -----------------------
     consolidate or merge with or into any other Person, except that (i) any Guarantor or Guarantors may merge with any other Guarantor or Guarantors at any time and from time to time, and (ii) Borrower or any such Guarantor may at any time and from time to time merge with another Person if Borrower or such Guarantor is the corporation surviving such merger and if, after giving effect thereto, no Event of Default (or event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default) shall result or have occurred and be continuing.

(c)  Funded Debt Ratio.  Borrower will not permit the Funded Debt Ratio to ever
     -----------------
     be greater than 2.50:1.0.

(d)  Fixed Charge Coverage Ratio.  Borrower will not permit the Fixed Charge
     ---------------------------
     Coverage Ratio to ever be less than 1.2:1.0.

(e)  Current Ratio.  Borrower will not permit the Current Ratio to ever be less
     -------------
     than 1.2:1.0.

(f)  Debts, Guaranties and Other Obligations.  Neither Borrower nor any
     ---------------------------------------
     Guarantor will incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will Borrower or any Guarantor guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase

AMENDED AND RESTATED LOAN AGREEMENT - Page 41 or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

(i) the Notes, or other indebtedness of Borrower or Guarantors heretofore disclosed to Bank in Borrower's financial statements or on Schedule 12(f) hereto;

(ii) taxes, assessments or other government charges that are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed;

(iii) indebtedness incurred in the ordinary course of business as conducted on the date of this Agreement;

(iv) indebtedness, not to exceed $750,000 in the aggregate, incurred in any fiscal year of Borrower in respect of the purchase money financing of, or capitalized leasing of, Equipment;

(v) unsecured indebtedness (but not payments made, or payment obligations established, in consideration of a covenant not to compete) owed to sellers or their affiliates in Acquisitions permitted pursuant to Section 12(o), so long as such indebtedness is subordinated to the Obligations pursuant to subordination provisions in form and substance satisfactory to Bank; or

(vi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any indebtedness described in clauses (i), (ii), (iii), (iv) and (v) above, including any successive refinancings, so long as the aggregate principal amount of indebtedness represented thereby is not increased by such refinancing plus the amount of direct expenses of Borrower or a Guarantor, as applicable, incurred in connection with such refinancing.

(g)   Dividends. Neither Borrower nor any Guarantor will declare or pay any cash
      ---------
      dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to stockholders, or make any distribution of its assets to its stockholders as such; provided,
                                                                  --------
      however, that the foregoing shall not prohibit any direct or indirect
      -------
      wholly-owned Subsidiary of Borrower from paying dividends to, or making distributions or paying management fees to, at any time and from time to time, Borrower or any wholly-owned Subsidiary of Borrower.

AMENDED AND RESTATED LOAN AGREEMENT - Page 42

(h)   Loans and Advances.  Neither Borrower nor any Guarantor shall make or
      ------------------
      permit to remain outstanding any loans or advances to any Person, except that the foregoing restriction shall not apply to (i) loans or advances (and renewals and extensions thereof that do not increase the amount thereof) the material details of which have been set forth in the financial statements of Borrower heretofore furnished to Bank or have otherwise heretofore been disclosed in writing to Bank on Schedule 12(h) and (ii) temporary advances to employees of Borrower and its Subsidiaries for business or personal needs, not to exceed $100,000 in the aggregate at any time outstanding.

(i)   Investments.  Neither Borrower nor any Guarantor shall make investments in
      -----------
      (including for purposes of this clause (i), without limitation, loan and advances to) any Person, except the foregoing restriction shall not apply to:

(i) investments in direct or guaranteed obligations of the United States of America or any agency thereof maturing within one year from the date of acquisition;

(ii) expense accounts for directors, officers, and employees of Borrower and Guarantors in the ordinary course of business not to exceed $10,000 in the aggregate outstanding at any time for any one director, officer, or employee;

(iii) certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof and having (A) combined capital, surplus, and undivided profits of not less than $100,000,000 and (B) a commercial paper rating from Moody's Investors Service, Inc. or Standard & Poor's Corporation of at least P-1 and A-1, respectively;

(iv) Eurodollar investments with financial institutions having (A) combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (B) a commercial paper rated at least P-1 or A-1 by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of a least A or BAA-1 by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

(v) investments in Borrower or, subject to compliance with Section11(q), Guarantors (other than Homecare International De Mexico, S.A. de C.V.);

AMENDED AND RESTATED LOAN AGREEMENT - Page 43

(vi) investments in Homecare International DeMexico, S.A. de C.V., or any other Subsidiary conducting more than an incidental portion of its business in Mexico, in any case in an amount that does not exceed, in the aggregate subsequent to the date of this Agreement for all such Subsidiaries, $200,000;

(vii) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business;

(viii) other investments in a Person or Persons; provided, however, that (A)
                                                 --------  -------
       with respect to any transaction (or series of related transactions) of more than $100,000 or that would cause the cumulative investments made in
                          --
       reliance on this clause (viii) to exceed $500,000 from and after the date of the Prior Agreement (less returns of capital), each such Person, whether or not it is or then becomes a Subsidiary of Borrower, executes
               --
       and delivers to Bank the documents contemplated by Section11(q) (i.e., as if such Person were to become a "Guarantor" hereunder and, among
       -- --
       other things, executes and delivers to Bank a security agreement) and (B) Borrower notifies Bank of each such investment as soon as practical and in no event later than three (3) Business Days after the earlier of (y) the execution and delivery by Borrower or a Guarantor, as applicable, of a letter of intent or similar instrument or document relating to such investment and (z) the execution and delivery by Borrower or a Guarantor, as applicable, of definitive agreements relating to such investment (and in the case of either (y) or (z) contemporaneously with such notice provides Bank with copies thereof); and

(ix)   loans or advances permitted by Section 12(h) and investments disclosed on
       Schedule 12(i).

(j)    Sale or Discount of Receivables.  Neither Borrower nor any Guarantor will
       -------------------------------
       discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of their notes receivable or Accounts.

(k)    Nature of Business.  Neither Borrower nor any Guarantor will permit any
       ------------------
       material change to be made in the character of their businesses as carried on at the date of this Agreement.

(l)    Amendment of Articles or Bylaws. Except for a change of name upon not
       -------------------------------
       less than thirty (30) days' prior written notice to Bank, neither Borrower nor any Guarantor will permit any amendment to, or alteration of, its Articles or Certificate of Incorporation (or equivalent charter document) or bylaws, other than amendments to


AMENDED AND RESTATED LOAN AGREEMENT - Page 44

     Borrower's Certificate of Incorporation (i) to increase its authorized capital stock or (ii) to create one or more series of preferred stock.

(m)  Sale of Assets.  Neither Borrower nor any Guarantor shall sell, transfer or
     --------------
     otherwise dispose of any of its assets except for Inventory and obsolete Equipment in both cases sold in the ordinary course of business in either case.

(n)  Transactions with Affiliates.  Neither Borrower nor any Guarantor will
     ----------------------------
     enter into any transaction with any affiliate, except transactions previously disclosed in Borrower's most recent reports on Form 10-KSB and Form 10-QSB and otherwise upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

(o)  Acquisitions.  Borrower shall not consummate any Acquisition except in
     ------------
     accordance with the following conditions: (i) with respect to any single Acquisition (or series of related Acquisitions) for which the consideration to be paid or given by Borrower and Guarantors exceeds $2,000,000, Borrower shall have obtained Bank's written consent to such Acquisition (which may be given or withheld by Bank in its discretion); (ii) with respect to any single Acquisition (or series of related Acquisitions) for which the consideration paid or given by Borrower and Guarantors is less than $2,000,000 but for which cumulative consideration paid and to be paid and given or to be given is $5,000,000 or more, within the six (6) month period then ending, Borrower shall have obtained Bank's prior written consent to such Acquisition (which may be given or withheld by Bank in its discretion); (iii) Borrower shall notify Bank in writing and with reasonable specificity of each such proposed or contemplated Acquisition as soon as practical and in any event no later than three (3) Business Days after the earlier of (y) the execution and delivery by Borrower or a Guarantor, as applicable, of a letter of intent or similar instrument or document relating to such Acquisition and (z) the execution and delivery by Borrower or a Guarantor, as applicable, of definitive agreements relating to such Acquisition (and in the case of either (y) or (z) contemporaneously provide Bank with copies thereof); and (iv) if the consideration allocated to a covenant or covenants not to compete in connection with any such Acquisition is in excess of forty percent (40%) of the dollar amount sum of
     (w) salaries and (x) payments in consideration of a covenant or covenants not to compete in both cases agreed to be paid by Borrower or a Guarantor (or an affiliate thereof) in connection with such acquisition, then such excess shall be subordinated to the Obligations pursuant to subordination provisions in form and substance satisfactory to Bank. For purposes of the foregoing sentence, (A) if common stock of Borrower paid or issued (or to be paid or issued) to the seller of such stock, security, interest or assets, or otherwise issued as part of an Acquisition transaction, is the only consideration in such Acquisition transaction, then consideration shall not include the value of such common stock, (B) consideration shall include obligations incurred or assumed in such acquisition that are liabilities on a balance sheet, prepared in accordance with GAAP, of the acquiring entity after giving effect to such incurrence or


AMENDED AND RESTATED LOAN AGREEMENT - Page 45
     assumption (but excluding any accounts payable so assumed), (C) without limiting the effect of clause (B) above, debt secured by Liens on assets acquired in such acquisition, and the principal component of obligations under capital leases of assets, which leases are assigned in such acquisition (whether or not such assignment requires prior notice or consent, or both), in all cases shall be viewed as consideration paid as of the closing of such acquisition, (D) payments made or payment obligations established in consideration of a covenant not to compete shall be considered consideration paid as of the closing of such acquisition, and
     (E) the value of any consideration not expressly denominated in dollars shall be the fair market value thereof; provided, however, that nothing in
                                             --------  -------
     this sentence shall be construed to limit the prohibitions established by
     Section 12(f).

(p)  Regulation U.  Neither Borrower, any Guarantor, nor any Person acting on
     ------------
     behalf of Borrower or any of Guarantors has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

(q)  Subsidiary Stock.  Except for a sale of all of the capital stock of a
     ----------------
     Subsidiary, which sale complies with Section 11(n), Borrower shall not permit any of its Subsidiaries to, at any time, issue, sell, assign or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock, except, in each case, to Borrower or a wholly-owned Subsidiary of Borrower.

(r)  Fiscal Year.  Neither Borrower nor any Guarantor shall change its fiscal
     -----------
     year.

13. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

(a) Borrower or, to the extent applicable, any Guarantor shall fail to pay when due or declared due the principal of, and the interest on any of, the Obligations, including the Notes or any fee or any other indebtedness of Borrower or any Guarantor incurred pursuant to this Agreement, any of the other Security Instruments or any of the other Loan Documents; or

(b) Any representation or warranty made under this Agreement, or in any certificate or statement furnished or made to Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is


AMENDED AND RESTATED LOAN AGREEMENT - Page 46 made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower or any Guarantor under any of the Loan Documents, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

(c) Borrower or a Guarantor (i) shall fail to perform or to observe any covenant contained in Sections 11(a), (b), (c), (h), (n), (o), (p), (q), or
     (s) or any provision of Section 12; or (ii) shall fail to perform or to observe any covenant or agreement contained herein or in any of the other Loan Documents, other than covenants referred to in Sections 13(a), (b) and
     (c) (i) above, and, if such failure is subject to being remedied, such failure shall remain unremedied for twenty (20) days after the earlier of an officer of such corporation becoming aware thereof or notice thereof being given by Bank to Borrower; or

(d) Default shall be made in respect of (i)(A) any payment obligation (regardless of amount) for borrowed money, other than the Notes, for which Borrower or any Guarantor is liable (directly, by assumption, as guarantor or otherwise) in an aggregate principal amount in excess of $100,000, (B) any payment obligation (regardless of amount) secured by any Lien on any asset or property of Borrower or any Guarantor having an aggregate book value or fair market value, whichever is greater, in excess of $100,000, or
     (C) any lease payment (regardless of amount) relating to a capital lease obligation of Borrower or a Guarantor in an aggregate principal amount in excess of $100,000, or (ii) any performance obligation (other than a payment obligation) with respect to an agreement involving $100,000 or more; provided, however, that such default, (i) if a payment default, shall
           --------  -------
     continue beyond the greater of (A) ten days and (B) the lesser of (x) thirty days and (y) the applicable grace period, if any, and (ii) if a non-payment default, shall continue beyond the greater of (C) ten days and (D) the applicable grace period, if any; provided, further, however, that the
                                          --------  -------  -------
     foregoing proviso shall apply only if Borrower promptly gives Bank notice of such default; or

(e) Borrower or any Guarantor shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

(f) An involuntary case or other proceeding shall be commenced against Borrower or any Guarantor seeking liquidation, reorganization or other relief with

AMENDED AND RESTATED LOAN AGREEMENT - Page 47 respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

(g) A final judgment or order for the payment of money in excess of $100,000 (or judgments or orders for the payment of money aggregating in excess of $100,000), exclusive of amounts covered by insurance (as the applicability of insurance coverage is determined by Borrower in good faith, but in any event excluding from coverage matters as to which the applicable insurance company has stated specific grounds for denying, or for reserving its right to deny, coverage (excluding any such reservation of rights that is customary for such insurance company)) shall be rendered against Borrower or any Guarantor and such judgments or orders shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(h) Borrower shall fail to comply in any respect with the mandatory prepayment provisions set forth in Section 8;

(i)  A Change of Control shall occur;

(j)  A Change of Management shall occur; or

(k) Any Loan Document or any provision thereof shall be alleged by Borrower or confirmed by any court of competent jurisdiction to be unenforceable in any respect.

     Upon occurrence of any Event of Default specified in Subsections 13(e) and
(f), the Revolving Loan Commitment shall terminate and the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrower and any Guarantor hereunder and under the other Loan Documents, shall become immediately due and payable, all without notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by Borrower and each Guarantor. Upon any other Event of Default that has occurred and is continuing, Bank may by notice to Borrower terminate the Revolving Loan Commitment and declare the principal of, and all interest then accrued on, the Notes and any other liabilities of Borrower and any Guarantor and under the other Loan Documents hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which Borrower and each Guarantor hereby expressly waive, anything contained herein or in the Notes

AMENDED AND RESTATED LOAN AGREEMENT - Page 48 to the contrary notwithstanding. Nothing contained in this Section 13 shall be construed to limit or amend in any way events of default enumerated in any other Loan Documents.

     Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower and Guarantors (any such notice being expressly waived by Borrower and each Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final, or otherwise) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower and Guarantors (other than amounts specifically held in trust for others) against any and all of the indebtedness of Borrower and Guarantors under the Notes and the other Loan Documents, including this Agreement, irrespective of whether or not Bank shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by Bank shall be applied against the indebtedness owed Bank by Borrower or Guarantors pursuant to this Agreement and the Notes. Bank agrees promptly to notify Borrower and Guarantors after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this
Section 13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Bank may have, including at common law.

14. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Notes, nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

15. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other Loan Documents must be given in writing (which may be by facsimile transmission) and must be personally delivered, telecopied or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER and GUARANTORS: DIAGNOSTIC HEALTH SERVICES, INC., 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207, Facsimile No. 214-689-6459,
Attention: Mr. Brad A. Hummel, President; (b) BANK: TEXAS COMMERCE BANK NATIONAL ASSOCIATION, 2200 Ross Avenue, Dallas, Texas 75201 Facsimile No. 214-965-2384, Attention: Steven T. Prichett, Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or telecopied as aforesaid or, if mailed as aforesaid, on the fifth day after it is mailed. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 15.


AMENDED AND RESTATED LOAN AGREEMENT - Page 49

16. Expenses. Borrower and Guarantors, jointly and severally, shall pay (i) all reasonable and necessary out-of-pocket expenses of Bank, including reasonable fees and disbursements of special counsel for Bank, in connection with (A) the negotiation, preparation, execution, filing, recording, re-filing, recording, re-filing, re-recording, modification, amendment, supplementation and waiver of any one or more of the Loan Documents, and (B) any default or Event of Default hereunder, (ii) all reasonable and necessary out-of-pocket expenses of Bank, including reasonable fees and disbursements of special counsel for Bank, in connection with the preparation of any participation agreement for a participant or participants requested by Borrower or any amendment thereof and
(iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by Bank, including fees and disbursements of counsel, in connection with such default or Event of Default, as applicable, and collection and other enforcement proceedings resulting therefrom. Borrower shall indemnify Bank against any transfer taxes, document taxes, and other like assessments and charges, made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes. The obligation of Borrower and Guarantors set forth in this Section 16 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of Borrower to Bank hereunder and under the Notes and the other Loan Documents.


AMENDED AND RESTATED LOAN AGREEMENT - Page 50

17.   Indemnity; Capital Adequacy.

(a) Borrower and each Guarantor agree to indemnify and hold harmless Bank and its officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to Bank, including all local counsel hired by such counsel) ("Claim") incurred by Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of Borrower, any of Guarantors or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby, even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower and Guarantors to Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of Borrower to Bank hereunder and under the Notes, provided that neither Borrower nor any Guarantor shall have any obligation under this Section 17 to Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of Bank or any other Indemnified Party. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may at Borrower's expense employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party.

     The parties intend for the provisions of this Section 17(a) to apply to and protect each Indemnified Party from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

(b) (i) In addition to, and without limiting Section5, if after the date of this Agreement, Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by Bank with

AMENDED AND RESTATED LOAN AGREEMENT - Page 51 any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

(i) A certificate of Bank setting forth such amount or amounts as shall be necessary to compensate Bank as specified in paragraph(i) above shall be delivered as soon as practicable to Borrower and shall be conclusive and binding, absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate within 15 days after Bank delivers such certificate. In preparing such certificate, Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.


18. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED THEREIN.

19. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

20. Maximum Interest Rate. Regardless of any provisions contained in this Agreement or in any other Loan Documents, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes or otherwise any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and if Bank ever receives, collects or applies as interest any such excess, or if acceleration of the maturity of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of the maximum rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received,


AMENDED AND RESTATED LOAN AGREEMENT - Page 52 collected or applied, and, if the principal balances of Notes are paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to Bank for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and
(ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Notes at the maximum lawful rate under applicable law.

21. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

22. Multiple Counterparts, Etc. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto. References herein to Sections are references to Sections of this Agreement unless the context indicates to the contrary.

23. Conflict. If any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, then the terms or provisions contained in this Agreement shall be controlling.

24. Survival. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement and the Notes, shall survive all closings hereunder and shall not be affected by any investigation made by any party.

25. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates; provided, however, that neither Borrower nor
                                   --------  -------
any Guarantor may, without the prior written consent of Bank, assign any rights, powers, duties or obligations hereunder.

26. Participations. Bank shall have the right at any time and from time to time to sell one or more participations in the Notes or any Advance or other portion thereof; provided, however, that Bank will not at any time retain less
                 --------  -------
than a fifty percent (50%) interest in the indebtedness represented by the Notes. To the extent of any such participation the provisions of

AMENDED AND RESTATED LOAN AGREEMENT - Page 53
this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrower to Bank. Borrower shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrower shall be entitled to treat Bank as the sole owner of the Notes without regard to notice or actual knowledge of any such participation. Upon the occurrence of a default or an Event of Default, each participant will have and is hereby granted the right to setoff against and to appropriate and apply from time to time, without prior notice to Borrower or any other party, any such notice being hereby expressly waived, any and all deposits (general or special or other indebtedness or claims, direct or indirect, contingent or otherwise), at any time held or owing by the participant to or for the credit or account of Borrower against the payment of the Notes and any other obligations of Borrower hereunder or under the other Loan Documents; provided, however, that none of the rights granted in this Section 26 shall
-------   -------
apply to any deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Immediately after such setoff or appropriation by a participant, that participant shall give Borrower and Bank written notice thereof. However, a failure to give such notice will not affect the validity of such setoff or appropriation.

27. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND GUARANTORS WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM OR OTHER ACTION, OF ANY NATURE WHATSOEVER, RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS. EACH OF BORROWER AND GUARANTORS ACKNOWLEDGES THAT THE FOREGOING JURY TRIAL WAIVER IS A MATERIAL INDUCEMENT TO BANK'S ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT BANK IS RELYING ON SUCH WAIVER IN ITS FUTURE DEALINGS WITH SUCH CORPORATION. EACH SUCH CORPORATION WARRANTS AND REPRESENTS TO BANK THAT SUCH CORPORATION HAS REVIEWED THE FOREGOING JURY TRIAL WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THE FOREGOING JURY TRIAL WAIVER MY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

28. DTPA WAIVER. EACH OF BORROWER AND GUARANTORS HEREBY WAIVES ALL PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE (S) 17.01 ET SEQ.), OTHER THAN (S) 17.555 THEREOF, AND REPRESENTS AND WARRANTS TO BANK THAT SUCH CORPORATION (A) HAS ASSETS OF $5,000,000 OR MORE (EXCEPT THAT ONLY BORROWER AND DHS MANAGEMENT SERVICES, INC. MAKE THE REPRESENTATION IN THIS CLAUSE (A)), (B) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE SUCH CORPORATION TO EVALUATE THE MERITS AND RISKS OF THE

AMENDED AND RESTATED LOAN AGREEMENT - Page 54

 TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (C) IS NOT
IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO BANK, AND (D) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH SUCH TRANSACTIONS.


29. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              BORROWER:

                              DIAGNOSTIC HEALTH SERVICES, INC.
                              a Delaware corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            GUARANTORS:

                            DHS MANAGEMENT SERVICES, INC.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President

AMENDED AND RESTATED LOAN AGREEMENT - Page 55

                            MOBILE DIAGNOSTIC SYSTEMS, INC.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            ALPHA SCANNING SERVICE, INC.,
                            a Louisiana corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  Chief Operating Officer


                            HEART INSTITUTE OF TULSA, INC.,
                            an Oklahoma corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            SPECIALIZED IMAGING SERVICES INC.,
                            an Illinois corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


AMENDED AND RESTATED LOAN AGREEMENT - Page 56

                            MOBILE DIAGNOSTIC IMAGING, INC.,
                            a Delaware corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            ST. LOUIS MOBILE ULTRASOUND, INC.,
                            a Delaware corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            HDI ACQUISITION CORP.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            CARDIO-GRAPHIC CONSULTANTS, INC.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            HEART DIAGNOSTIC INSTITUTES, INC.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President



AMENDED AND RESTATED LOAN AGREEMENT - Page 57

                            HOMECARE INTERNATIONAL, INC.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  President


                            DIAGNOSTIC HEALTH SERVICES DE
                            MEXICO, S.A. de C.V. a corporation
                            incorporated under the laws of the
                            Republic of Mexico


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  Director


                            HOMECARE INTERNATIONAL DE MEXICO, S.A. de C.V., a corporation incorporated under the laws of the Republic of Mexico


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name: Brad A. Hummel
                            Title:  Director


                            ADVANCED DIAGNOSTIC IMAGING, INC.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name:  Brad A. Hummel
                            Title:  President


AMENDED AND RESTATED LOAN AGREEMENT - Page 58

                            NEONATAL PEDIATRIC
                            ECHOCARDIOGRAPHY, INC.,
                            a Texas corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name:  Brad A. Hummel,
                            Title:  President


                            PEDIATRIC ECHOCARDIOGRAPHIC
                            DIAGNOSTIC IMAGING, INC., a Texas
                            corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name:  Brad A. Hummel,
                            Title:  President


                            CARDIAC CONCEPTS, INC., a Texas
                            corporation


                            By:  /S/ BRAD A. HUMMEL
                                 ------------------
                            Name:  Brad A. Hummel,
                            Title:  President


                            BANK:

                            TEXAS COMMERCE BANK NATIONAL
                            ASSOCIATION, a national banking association


                            By:  /S/ STEVEN T. PRICHETT
                                 ----------------------
                                 Steven T. Prichett,
                                 Vice President


AMENDED AND RESTATED LOAN AGREEMENT - Page 59